Exhibit 5.1

[Alcatel Letterhead]

September 24, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

I am the General Counsel of Alcatel, a company incorporated in the Republic of France (the “Company”). In that capacity, I have acted as counsel for the Company in connection with the registration of the resale of ordinary shares of the Company, which may be represented by American Depositary Shares (the “Registered Shares”), as described in the Company’s Registration Statement on Form F-3 (“Registration Statement”) to which this opinion is attached as Exhibit 5.1.

This opinion is being furnished in accordance with the requirements of Item 9 of Form F-3.

I, or lawyers under my supervision, have reviewed the corporate proceedings taken by the Company in connection with the original issuance and sale of the Registered Shares, and such other documents, corporate records and other agreements, instruments or opinions as I deemed necessary for purposes of this opinion. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and the conformity to original documents of all documents submitted to me as copies. Based on this review I am of the opinion that the Registered Securities have been duly and validly issued, fully paid and are non-assessable.

I do not purport to be an expert on the laws of any jurisdiction other than the laws of the Republic of France, and I express no opinion herein as to the effect of any other laws.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference myself under the caption “Legal Matters” in the prospectus which is part of the Registration Statement. By giving my consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued thereunder.

Very truly yours,

/s/ Pascal Durand-Barthez
Pascal Durand-Barthez
General Counsel